Exhibit 10.7

JOINDER AND ASSIGNMENT AGREEMENT
TO AMENDED AND RESTATED FORWARD PURCHASE AGREEMENT

THIS JOINDER AND ASSIGNMENT AGREEMENT TO AMENDED AND RESTATED FORWARD PURCHASE AGREEMENT (this “Joinder and Assignment Agreement”) is executed and delivered as of November 10, 2022 by San Vicente Parent LLC (“Permitted Transferee”), Tiga Acquisition Corp. (the “Company”) and Tiga Sponsor LLC (“Sponsor”), and is effective as of the date hereof. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Amended and Restated Forward Purchase Agreement dated as of May 9, 2022, by and among the Company and the Sponsor.

WHEREAS, pursuant to Section 11(a) of the Amended and Restated Forward Purchase Agreement, Sponsor may transfer or assign its rights and obligations thereunder to any person at any time and from time to time and in whole or in part.

WHEREAS, Sponsor wishes to transfer and assign to Permitted Transferee all of Sponsor’s rights and interests in and to, and obligations under, the Amended and Restated Forward Purchase Agreement, and Permitted Transferee wishes to be the assignee and transferee of such rights, interests and obligations.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other luable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Amendments. For and in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree to amend or supplement the Amended and Restated Forward Purchase Agreement, and Section 2(a)(iii) of the Amended and Restated Forward Purchase Agreement is hereby amended and restated as follows:

“Each Forward Purchase Warrant and Backstop Warrant will have the same terms as the Public Warrants (as defined below), and will be subject to the terms and conditions of that certain Warrant Agreement, dated as of November 23, 2020, by and among the Company and Continental Stock Transfer & Trust Company, as warrant agent, as amended and supplemented from time to time (the “Warrant Agreement”). Each Forward Purchase Warrant and Backstop Warrant will entitle the holder thereof to purchase one share of Domesticated Acquiror Common Stock at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement. The Forward Purchase Warrants and Backstop Warrants will become exercisable thirty (30) days after the Merger Closing and will expire five (5) years after the Merger Closing or upon redemption or the liquidation of the Company, if earlier, as described in the Warrant Agreement.”

2.          Assignment and Assumption. Sponsor hereby transfers and assigns to Permitted Transferee, and Permitted Transferee hereby acquires from Sponsor all of Sponsor’s rights, and interests in and to the Amended and Restated Forward Purchase Agreement, of whatever kind or nature, and Permitted Transferee hereby assumes and agrees to perform all obligations, duties, liabilities and commitments of Sponsor under the Amended and Restated Forward Purchase Agreement, of whatever kind of nature.

3.          Retention of Obligations. Notwithstanding anything in this Joinder and Assignment Agreement, Sponsor shall remain liable to purchase all of the Forward Purchase Securities and Backstop Securities. In the event that Permitted Transferee fails to purchase any or all of its respective Transferee Securities, Sponsor shall promptly purchase from the Company such unpurchased Transferee Securities pursuant to the terms of the Amended and Restated Forward Purchase Agreement.

4.          Effectiveness. This Joinder and Assignment Agreement shall be effective as of the date set first set forth above.

5.          Governing Law; Binding Effect. This Joinder and Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state without giving effect to the voice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

6.          Counterparts. This Joinder and Assignment Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed to be an original copy of this Joinder and Assignment Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement. Delivery of such counterparts by facsimile or electronic mail (in PDF or .tiff format) shall be deemed effective as manual delivery.

IN WITNESS WHEREOF, the undersigned have executed this Joinder and Assignment Agreement to be effective as of November 10, 2022.

NAME OF PERMITTED TRANSFEREE:
SAN VICENTE PARENT LLC

By:	/s/ James Lu
	Name:	James Lu
	Title:	President

Address for Notices:
c/o Longview Capital, LLC 428 East Street, Suite E Grinnell, IA 50112
E-mail: james@longviewcapital.org

Fax:

Total number of Forward Purchase Shares/Backstop Shares Transferred: 10,000,000

Number of Forward Purchase Warrants/Backstop Warrants Transferred: 5,000,000

Aggregate Purchase Price for Forward Purchase Securities/Backstop Securities Transferred: $100,000,000

COMPANY:
TIGA ACQUISITION CORP.

By:	/s/ Ashish Gupta
	Name:	Ashish Gupta
	Title:	Director

SPONSOR:
TIGA SPONSOR LLC

By:	/s/ Ashish Gupta
	Name:	Ashish Gupta
	Title	Manager